SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 11, 1999




                           BEAL FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)




    Texas                    33-93212               75-2583551
(State or other        (Commission File No.)       (IRS Employer
 jurisdiction of                                    Identification
 incorporation)                                     Number)




Suite 300, LB 66, 15770 North Dallas Parkway             75248
------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (972) 404-4000




                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Beal Financial Corporation, the holding company for Beal Bank, today reported consolidated net income of $105.2 million for the year ending December 31, 1998, an increase of $18.6 million or 21.45% from the $86.6 million earned during the prior year, principally due to increased gains realized on the sale of real estate, which increased $25.5 million to $39.2 million for the year ending December 31, 1998. Net interest income declined $9.2 million or 9.1% to $92.2 million for the year ending December 31, 1998 as compared to $101.3 million during the prior year, primarily due to a decline in the average balance of loans outstanding. During the fourth quarter, however, the Company was the successful bidder on a $329.8 million, net, pool of primarily first lien, performing, single family residential loans. The average age of the portfolio is approximately 12 years with an average yield of 8.1%. These loans are located nationwide, however, California, Florida and Texas represent 11.5%, 15.4% and 12.8%, respectively, of the pool.

         Total assets remained unchanged at $1.4 billion at both December 31, 1998 and 1997. Loans receivable, net of loans in process, deferred fees and discounts and the allowance for loan losses, increased $159.7 million or 17.8% to $1.1 billion utilizing cash on hand and proceeds received from the sale of real estate. Loans in process totaled $7.5 million at December 31, 1998. Deferred fees and discounts totaled $193.5 million at December 31, 1998 as compared to $231.8 million at December 31, 1997 due primarily to the recognition of purchase discounts. Additional purchase discounts are being recorded in smaller amounts as the Company has acquired loans with less purchase discount than loans acquired in prior years.

          Non-performing assets decreased to $173.2 million at December 31, 1998 as compared to $244.3 million at December 31, 1997. The allowance for loan losses increased $2.0 million to $13.9 million at December 31, 1998 as compared to $11.9 million at the same date a year ago primarily related to the loan purchase referred to above. Real estate held for investment or sale declined $70.3 million to $106.4 million at December 31, 1998, reflecting the successful disposition of property previously purchased as a direct investment or foreclosed upon.

         Beal Bank remained well capitalized with stockholders' equity of $171.8 million at December 31, 1998, resulting in regulatory capital ratios as of December 31, 1998 of Tier 1 capital of 17.31 percent, and Risk-based capital of
18.56 percent.

         Beal Bank, headquartered in Dallas, also maintains branch offices in Houston.




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

   BEAL FINANCIAL CORPORATION
   CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
          (Unaudited)

                                                December 31,       December 31,
                                                    1998               1997
                                                ------------       ------------
ASSETS

  Cash                                                5,540                630
  Interest bearing deposits                          66,599            150,219
                                                 ----------         ----------

    CASH AND CASH EQUIVALENTS                        72,139            150,849

  Accrued interest receivable                        12,983             13,071
  Securities available for sale                      89,581            111,376

  Net loans receivable                            1,059,413            899,745
    Less allowance for losses                       (13,867)           (11,912)
                                                 ----------         ----------
                                                  1,045,546            887,833

  Federal Home Loan Bank stock                        9,877             10,203
  Real estate held for investment or sale           106,353            176,682
  Premises and equipment, net                         5,699              6,351
  Other assets                                       11,296              9,389
                                                 ----------         ----------

                                                  1,353,474          1,365,754
                                                 ==========         ==========

LIABILITIES

  Deposit accounts                                1,005,617          1,001,476
  Federal Home Loan Bank advances                    80,000            110,000
  Senior notes, net                                  57,295             57,188
  Other borrowings                                    7,083              7,599
  Other liabilities                                  12,253             28,673
                                                 ----------         ----------

    TOTAL LIABILITIES                             1,162,248          1,204,936

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

  Common stock, par value $1 per share
    authorized              375,000
    issued and outstanding  300,000                     300                300
  Paid-In capital                                     2,740              2,740
  Unrealized gain (loss) on available
      for sale securities                             3,909              3,722
  Retained earings                                  184,277            154,056
                                                 ----------         ----------

    TOTAL STOCKHOLDERS' EQUITY                      191,226            160,818
                                                 ----------         ----------

                                                  1,353,474          1,365,754
                                                 ==========         ==========


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



BEAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
          (Unaudited)
         (In thousands)
                                               Three Months ended             Twelve Months Ended
                                                   December 31,                    December 31,
                                             1998             1997            1998            1997
                                           --------         --------        --------        --------
Interest income:
  Loans, including fees                    $ 23,729         $ 23,411        $ 94,823        $112,785
  Purchased discount accretion               10,089            8,327          44,633          44,673
  Investment securities                       2,508            2,524          10,510          11,723
                                           --------         --------        --------        --------
    TOTAL INTEREST INCOME                    36,326           34,262         149,966         169,181

Interest expense:
  Deposits                                   11,402           13,788          47,093          57,980
  Federal Home Loan Bank
    advances and other borrowings             1,566              541           2,647           1,890
  Senior notes                                2,028            1,999           8,077           7,986
                                           --------         --------        --------        --------
    TOTAL INTEREST EXPENSE                   14,996           16,328          57,817          67,856
                                           --------         --------        --------        --------

    NET INTEREST INCOME                      21,330           17,934          92,149         101,325

Provision for loan losses                     4,337            1,764           5,577           3,410
                                           --------         --------        --------        --------

    NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES               16,993           16,170          86,572          97,915

Other income
  Gain on sale of loans                         (10)               6               0             550
  Gain on real estate transactions            4,986            5,648          39,155          13,708
  Other real estate operations, net             242              553           5,466           2,486
  Other operating income                         74              223             589             527
                                           --------         --------        --------        --------
    TOTAL NONINTEREST INCOME                  5,292            6,430          45,210          17,271

Other expense
  Salaries and employee benefits              1,883            2,701           8,083           8,318
  Occupancy and equipment                       495              566           2,185           2,392
  SAIF deposit insurance premium                142              176             609             676
  Other operating expenses                    3,057            3,047           9,636          10,758
                                           --------         --------        --------        --------

    TOTAL NONINTEREST EXPENSES                5,577            6,490          20,513          22,144
                                           --------         --------        --------        --------

    INCOME BEFORE INCOME TAXES               16,708           16,110         111,269          93,042

  Income Taxes                                2,230              999           6,049           6,408
                                           --------         --------        --------        --------

    NET INCOME                             $ 14,478         $ 15,111        $105,220        $ 86,634
                                           ========         ========        ========        ========

  Income per common share                    $48.26           $50.37         $350.73         $288.78

  Weighted average number of common shares
    outstanding                                 300              300             300             300


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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               BEAL FINANCIAL CORPORATION




Date:   March 11, 1999                         By: /s/ Molly Curl
      ------------------                           ---------------------------
                                                   M. Molly Curl
                                                   Vice President







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